Exhibit 8.1

March 6, 2013

Wells Fargo & Company,

420 Montgomery Street,

San Francisco, California 94104.

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $1,350,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the S&P 500® Index due March 6, 2020 as described in the Company’s Pricing Supplement No. 287 dated February 27, 2013 (“Pricing Supplement 287”) to Product Supplement No. 5 dated May 3, 2012, the Prospectus Supplement dated April 13, 2012 (the “Prospectus Supplement”) and the Prospectus dated April 13, 2012 (the “Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-180728 (the “Registration Statement”); (ii) $2,300,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Global ETF Basket due March 6, 2020 as described in the Company’s Pricing Supplement No. 288 dated February 27, 2013 (“Pricing Supplement 288”) to Product Supplement No. 7 dated September 10, 2012, the Prospectus Supplement and the Prospectus; (iii) $3,398,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the MSCI EAFE Index® as described in the Company’s Pricing Supplement No. 299 dated February 27, 2013 (“Pricing Supplement 299”) to Product Supplement No. 6 dated July 13, 2012, the Prospectus Supplement and the Prospectus; and (iv) $6,550,000 aggregate principal amount of Medium-Term Notes, Series K, Notes Linked to 3 Month LIBOR due March 6, 2023 as described in the Company’s Pricing Supplement No. 303 dated March 4, 2013 (“Pricing Supplement 303”) to the Prospectus Supplement and the Prospectus. We hereby confirm our opinion as set forth under the heading “Material Tax Consequences” in Pricing Supplement 287, Pricing Supplement 288, and Pricing Supplement 299 and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 303.

We hereby consent to the reference to us under the heading “Material Tax Consequences” in Pricing Supplement 287, Pricing Supplement 288, and Pricing Supplement 299 and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 303, and to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange

Wells Fargo & Company

Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP